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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                       December 2, 2003 (December 9, 2003)


                             CAN-CAL RESOURCES LTD.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

            Nevada                       0-26669                 88-0336988
------------------------------   -----------------------    --------------------
 (State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
       of incorporation)                                     Identification No.)



     8224 Ocean Gate Way
     Las Vegas, Nevada                                           89128
--------------------------------------------------------    --------------------
   (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER MATERIAL EVENTS.

Can-Cal Resources Ltd. ("the Company") has incorporated a wholly-owned subsidiary in Mexico, Sierra Madre Resources S.A. de C.V. ("SMR"), which is the Company's principal investment vehicle for mining-related acquisitions and activities in Mexico.

On December 2, 2003, SMR entered into a Letter of Intent ("LOI") to acquire a 50% equity interest (50.1% operating interest) in a group of gold-silver mineral concessions ("the Concessions"), referred to as the El Colomo Project (the "Project"). The Project area includes a land package covering over 12,700 hectares (over 31,300 acres), represented by five exploration concessions, which are owned by Golden Anvil S.A. de C.V. ("Golden Anvil"), a private Mexican company. The Concessions are located in northern Nayarit State, Mexico, approximately 146 km east-southeast of the city of Mazatlan and near the state borders of Nayarit, Durango and Sinaloa.

Mining concessions granted by the Mexican government have a term of six years for an exploration concession, which may not be extended, and fifty years for an exploitation concession, which may be renewed for an additional term of fifty years. Concession holders are required to pay escalating, semi-annual mining duties (taxes) to the government but no royalty payments are payable.

The Project hosts an epithermal vein and silicified breccia system first discovered by the ASARCO Company in 1993. The veins and breccias occur in the older andesite sequence of Tertiary volcanic rocks. ASARCO mapped and sampled the Project area and drilled a total of 16 holes. The ASARCO drilling identified several attractive targets, the most advanced of which is the Nueva Victoria silicified tuff breccia, a lithic tuff that is in fault contact with the andesite unit. ASARCO drilled 7 holes to test the Nueva Victoria structure, with the following results

   -------------------------  --------  -----------  ------  ------  ------  ------  ------
        DRILL                  TOTAL      INTERVAL    GOLD    GOLD   SILVER  SILVER   GOLD
        HOLE                   DEPTH     (FROM/TO -  (G/T)   (OZ/T)   (G/T)  (OZ/T)   EQ. *
      (ASIMUTH/               (METERS)    METERS)                                     (OZ/T)
    INCLINATION)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------

         C-1                    135     9 meters     11.75   .378    769.2   24.7    .708
   (90(degree)/-60(degree))             (46.5-55.5)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
         C-2                    75      1.5 meters   5.40    .174    155.0   4.98    .240
   (90(degree)/-40(degree))             (0- 1.5)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
         C-3                    162     1.5 meters   7.3     .235    50      1.61    .256
   (90(degree)/-45(degree))             (40.0-41.5)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
         C-4                    75      13.5 meters  .02     Trace   8.0     .257    .003
   (90(degree)/-60(degree))             (0- 13.5)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
        C-10                    165     3 meters     .25     .008    16.0    .514    .015
   (90(degree)/-45(degree))             (140-143)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
        C-11                    165.5     N/A        Trace   Trace   Trace   Trace   Trace
   (270(degree)/-60(degree))
   -------------------------  --------  -----------  ------  ------  ------  ------  ------
        C-12                    90      3 meters     .28     .009    5.0     .161    .011
   (270(degree)/-45(degree))            (10-13)
   -------------------------  --------  -----------  ------  ------  ------  ------  ------

    * Gold Equivalent based on a 75:1 silver to gold ratio.

Based on SMR's initial geologic interpretations, only holes C-1, C-2 and C-3 intersected the main mineralized zone at Nueva Victoria.


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


SMR management has visited the Project on two occasions and conducted a preliminary geological assessment of the various mineralized vein structures present on the Concessions. Initial channel sampling by SMR on the Nueva Victoria structure have returned favorable assay values, as reported by Chemex Labs of Vancouver, Canada, as follows:

   ---------------------------------------------------------------------------------------
   LOCATION        CHANNEL       BEST        GOLD     GOLD     SILVER     SILVER     GOLD
     NUEVA        (LENGTH /      ZONE       (G/T)    (OZ/T)     (G/T)     (OZ/T)    EQ. *
   VICTORIA        METERS)     (METERS)                                             (OZ/T)

   ---------------------------------------------------------------------------------------

     North         1- (10m)       10m        0.41     0.013     40.3       1.30     0.030
   ---------------------------------------------------------------------------------------

    Central        2- (14m)       8m         6.77     0.218     155.7      5.01     0.285
   ---------------------------------------------------------------------------------------

     South         3- (19m)       11m        2.78     0.089     191.5      6.16     0.171
   ---------------------------------------------------------------------------------------

    * Gold Equivalent based on a 75:1 silver to gold ratio.

Several of the other mineralized vein occurrences were evaluated by ASARCO by single drill holes, but new information tends to support the conclusion that the holes were not correctly positioned and that many veins in the area have not been adequately tested. These veins, peripheral to the Nueva Victoria silicified tuff, represent excellent drill targets.

Golden Anvil acquired the Concessions beginning in 1998 and conducted various sampling, metallurgical and structural geological studies and a reinterpretation of ASARCO's drilling data. In anticipation of commencing production, Golden Anvil installed a 200 ton per day mill on site and has represented to SMR that it has obtained all permits necessary to initiate production, except for the tailings dam permit. Golden Anvil also installed on-site power generation and constructed initial housing and office buildings and Project access and interior roads. In total, Golden Anvil has advised SMR that it has expended $2.5 million on developing the Project to date.

Under the terms of the LOI, SMR will acquire a 50% equity interest and 50.1% operating interest in a Mexican legal entity to be formed by the parties within 90 days from the signing of the LOI. The legal entity will have the exclusive right to explore and exploit the Concessions and will be managed and operated pursuant to a Joint Operating Agreement to be formalized by the parties by March 1, 2004. SMR has been granted a Due Diligence period until the Joint Operating Agreement is signed by the parties. The Project will be managed by an Operating Committee, which will include three representatives, each, from SMR and Golden Anvil. SMR will be the Operator of the Joint Operation. A Project Manager will be appointed by SMR, with the approval of the Operating Committee, and will report to SMR on a daily basis and to the Operating Committee on a monthly basis.

For its interests, SMR has agreed to pay Golden Anvil $250,000 and to fund up to $1.25 million in additional exploration and predevelopment expenditures on the Project, in two phases. The $250,000 payment will be denominated in restricted common stock of the Company at a fixed price of $0.25 per share, for a total of
1.0 million shares, which will be issued to Golden Anvil, as follows: 200,000 shares when the Joint Operating Agreement is signed by the parties, 300,000 shares when Phase I has been completed and 500,000 shares when Phase II has been completed.


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


In Phase I, the principal objectives will be to explore for additional targets on the Concessions, to conduct an in-fill drilling program on the Nueva Victoria Vein to determine if there are sufficient reserves to justify commencing production in 2004, to evaluate the mill layout and recommend any changes deemed necessary to ensure a successful commencement of operations and to review and recommend changes, if necessary, to Golden Anvil's Development Budget and Operating Cash Flow Forecast.

The principal activities in Phase II will include acquiring any additional mill equipment and making any mill design changes, if necessary, completion of any pre-production capital projects, hiring of third party contractors for both pre-production and production activities, staffing the Project and the acquisition of working capital-related items necessary to commence production.

To the extent that the total funding requirements for the Phase I and II activities exceed $1.25 million, SMR and Golden Anvil have agreed to each contribute 50% to the incremental funding. If either party decides not to fund all or a portion of its overrun funding obligation, the other party may fund on behalf of the non-funding party. In such an event, the party that funds the additional funds will have the right to recoup the amount of additional funds from production, by being entitled to 70% of any cash flow distributions by the legal entity to the parties, until it has recouped the additional funds. Should the total funding requirements be less than $1.25 million, SMR has agreed to pay the difference to Golden Anvil, as a final payment for its interests, in cash or restricted common stock of the Company, at SMR's option. The final payment will be made in two equal payments at the end of 90 and 180 days, respectively, after Phase II activities are declared to have ended and commercial production initiated. If SMR elects to make the payment in common stock, the shares will be priced at the Company's average closing price on the OTC:BB for the fifteen (15) trading days before each payment is due, less a 15% discount to the average price.

The Company is presently arranging financing for SMR to meet its funding obligations under Phases I and II. After completion of Phase II (defined as that time when the mill has operated at an equivalent average monthly capacity of 4,000 tons over any 15-day period), the Project's operating cash flow, in excess of normal working capital and budgeted exploration / exploitation funding requirements, will be shared equally by SMR and Golden Anvil, as determined by the Operating Committee.

The formation of SMR and the acquisition of the El Colomo Gold B Silver Project is a significant development for the Company and represent the initial phase of the new corporate strategy to focus efforts on acquiring, exploring and developing precious mineral properties in Latin America, particularly Mexico. The El Colomo Project is an extensive and highly prospective group of concessions, where only limited professional exploration efforts have been undertaken to date. The Nueva Victoria Vein, which has only been partially developed, is but one of several known vein structures located on the Concessions. There is excellent potential to develop both the known vein structures and to discover and develop new vein structures. Based on senior management's prior experience operating in Mexico and recent trips to Mexico to investigate potential mineral properties for acquisition, we are very encouraged by the opportunities available in Mexico to advance the Company's corporate strategic plan. SMR is presently in discussions with other Mexican mineral property owners to potentially acquire additional precious metals projects.


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





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAN-CAL RESOURCES LTD.


Dated: December 9, 2003             By:    /s/  Anthony F. Ciali
                                         ---------------------------------------
                                         ANTHONY F. CIALI,
                                         Chief Executive Officer and President








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